UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 31, 2020

Kriptech International, Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-214815	37-1830331
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31361 Trigo Trail

Coto'De Caza, CA 92679

(Address of principal executive offices)

Phone: +(305) 853 8178

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.01 – CHANGES IN CONTROL OF REGISTRANT

On August 31, 2020, Bassam A.I. Al-Mutawa, acquired control of Eight Million (8,000,000) restricted shares of the Company’s issued and outstanding common stock, representing approximately 75.97% of the Company’s total issued and outstanding common stock, from Meshal Al Mutawa through an Assignment Agreement (the “Assignment Agreement”) by and between Mr. Meshal Al Mutawa, and Mr. Bassam A.I. Al-Mutawa.

There are no arrangements or understandings between Mr. Bassam A.I. Al Mutawa and Mr. Meshal Al Mutawa and/or their respective associates with respect to the election of directors or other matters.

The following table sets forth, as of August 31, 2020, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 10,530,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:
Bassam A.I. Al-Mutawa	8,000,000	75.97%
All executive officers and directors as a group (1 person)	8,000,000	75.97%

(1) Mr. Bassam A.I. Al-Mutawa acquired these shares on August 31, 2020 in a private transaction from Mr. Meshal Al Mutawa our former officers and directors.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the company.

Item 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 31, 2020, (i) Mr. Meshal Al Mutawa resigned from all positions with the Company, including as President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and as a Director. The resignation of Mr. Meshal Al Mutawa was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 31, Mr. Bassam A.I. Al-Mutawa was appointed to the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Secretary.

The following sets forth biographical information for Mr. Bassam A.I. Al-Mutawa:

Bassam A.I. Al-Mutawa. age 55: Mr. Bassam A.I. Al-Mutawa is currently the Founder, CEO and Director of WorldWide Trust Group. where he has been the CEO since April 23, 1988. Mr. Al-Mutawa has also founded and currently is the CEO and Director of AlMutawa Group Holding K.S.C, Contractors Buildings and Roads, Sahara Petroleum International, Bassam A. Al Mutawa for General Trading, Beneder Beach Resort Co., and Hasibat Information Technologies, where he has been able to build and grow these companies to have achieved over 125 billion (USD) in revenues since his founding and operating of them. Mr. Al-Mutawa has represented such brands as Boeing, Collins Aerospace, Knight Aerospace, Tatra, EADS, Fincantieri, to name a few throughout his career. Bassam holds US State Department approvals as a registered broker of defense and aviation products, and currently operates his businesses out of offices in Kuwait, Abu Dhabi, UAE, New York and Los Angeles. Through his businesses he has been able to apply his Bachelor of Business Administration degree which he received from the University of Wisconsin. Mr. Al-Mutawa has extensive ties to the civil and defense industries in Kuwait. The Board of Directors believes that Mr. Al-Mutawa’s extensive business and financial experience as well as his leadership skills would be an invaluable asset to the Company and as such is pleased to have him as an Officer and Director of the Company.

Family Relationships

Mr. Al-Mutawa does not have a family relationship with any of the current officers or directors of the Company. Mr. Meshal Al Mutawa our former sole officer and direct is the son of Mr. Al-Mutawa.

Related Party Transactions

There are no related party transactions with regard to Mr. Al Mutawa reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

None.

Item 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

17.1	Resignation of Meshal Al Mutawa as CEO, CFO, President, Treasurer, Secretary and Director of the Company.	Filed Herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kriptech International, Corp. Date: September 2, 2020 By: /s/ Bassam Al-Mutawa Bassam Al-Mutawa President & CEO